UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

FUDA FAUCET WORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9879	13-2648442
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

Ge Jia Ba, Hua Ting, Yiyang
Jiangxi, PRC 334400
(Address and telephone number of principal executive offices)
(Address of principal executive offices) (zip code)

86 793-5887178
(Registrant's telephone number, including area code)

Copies to:
Asher S. Levitsky P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2008, the Company’s restated certificate of incorporation became effective with the Secretary of State of the State of Delaware. The restated certificate of incorporation provides for an authorized capital stock of 130,000,000 shares, of which 110,000,000 shares are shares of common stock, par value $.001 per share, and 20,000,000 shares are shares of preferred stock, par value $.001 per share. The restated certificate gives the directors broad powers to create one or more series of preferred stock to designate the rights, preferences, privileges and limitations of the holders of each series.

The restated certificate formally gives the board of directors the authority to grant rights, warrants and options which provide that they cannot be amended without the consent a specified percentage of stockholders or classes or groups of stockholders, and such provisions would be prohibit us from amending the rights, warrants and options unless the requisite consent were obtained. The restated certificate also adds a provision which provides that the Company will, to the fullest extent permitted by the Delaware General Corporation Law indemnify all persons that we are permitted to indemnify under that law, including our officers and directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Restated Certificate of Incorporation of Fuda Faucet Works, Inc., filed with the Secretary of State of the State of Delaware on July 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUDA FAUCET WORKS, INC.

Dated: August 5, 2008	By:	/s/ WU YITING
Wu Yiting
Chief Executive Officer